Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bowater Incorporated:

We consent to the incorporation by reference in the following registration statements of Bowater Incorporated of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Bowater Incorporated and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Bowater Incorporated for the year ended December 31, 2006:

Form S-1		Filing Date or Last Amendment
No. 33-2444	— Dividend Reinvestment and Stock Purchase Plan of Bowater Incorporated	12/27/1985

Form S-3
No. 333-57839	— Bowater Incorporated common stock offered in exchange for Exchangeable shares of Bowater Canada Inc.	7/24/1998
No. 333-62348	— Bowater Incorporated common stock offered in exchange for Exchangeable shares of Bowater Canada Inc.	9/20/2001
No. 333-108166	— Bowater Incorporated securities to be offered from time to time up to $750,000,000	3/12/2004

Form S-4
No. 333-74870	— Exchange offer of Bowater Canada Finance Corporation 7.95% notes due 2011	12/10/2001
No. 333-108168	— Exchange offer of Bowater Incorporated 6.5% notes due 2013	8/22/2003

Form S-8
No. 33-25166	— Bowater Incorporated 1988 Stock Incentive Plan	10/27/1988
No. 33-50152	— Bowater Incorporated 1992 Stock Incentive Plan	7/28/1992
No. 33-61219	— The Deferred Compensation Plan for Outside Directors of Bowater Incorporated	7/21/1995
No. 333-41473	— Bowater Incorporated 1997 Stock Option Plan	12/4/1997
No. 333-61236	— Bowater Incorporated 2000 Stock Option Plan	5/18/2001
No. 333-89462	— Bowater Incorporated Savings Plan	5/31/2002
No. 333-103797	— Bowater Incorporated 2002 Stock Option Plan	3/13/2003
No. 333-129865	— Bowater Incorporated Savings Plan	11/21/2005
No. 333-136338	— Bowater Incorporated 2006 Stock Option and Restricted Stock Plan	8/4/2006
No. 333-138841	— Bowater Incorporated Supplemental Retirement Savings Plan	11/20/2006

Our report with respect to the consolidated financial statements refers to the Company’s change in its method of quantifying errors in 2006, the change in its method of accounting for share-based payment in 2006, the change in its method of accounting for pensions and other postretirement benefit plans in 2006, and the change in its method of accounting for conditional asset retirement obligations in 2005.

/s/ KPMG LLP

Greenville, South Carolina

June 5, 2007